                                                                    EXHIBIT 11-1

                         NAC RE CORP. AND SUBSIDIARIES

                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

PRIMARY EARNINGS PER SHARE OF COMMON STOCK AND COMMON STOCK EQUIVALENTS

                                                                                 YEAR ENDED DECEMBER 31,
                                                                        -----------------------------------------
                                                                            1996           1995          1994
                                                                        -------------  ------------  ------------
Net income applicable to common stock.................................        $70,520       $62,824       $35,612
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
Average number of common shares outstanding...........................     18,854,789    17,708,733    17,603,372
Add:
Assumed exercise of dilutive stock options (1)........................        239,925       385,729       291,335
                                                                        -------------  ------------  ------------
Common stock and common stock equivalents outstanding.................     19,094,714    18,094,462    17,894,707
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
Net income per share assuming dilution of common stock equivalents....          $3.69         $3.47         $1.99
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------

------------------------

(1) Computed utilizing the average market price of the common stock for the period.

NOTE: The 5.25% Convertible Subordinated Debentures due 2002 are not considered to be common stock equivalents in the calculation of primary earnings per share.

                                                                    EXHIBIT 11-2

                         NAC RE CORP. AND SUBSIDIARIES

                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

FULLY DILUTED EARNINGS PER SHARE OF COMMON STOCK AND COMMON STOCK EQUIVALENTS

                                                                                  YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
Net income applicable to common stock...................................       $70,520       $62,824       $35,612
After-tax add back of convertible debenture interest and amortization...         3,504         3,504         3,504
                                                                          ------------  ------------  ------------
Adjusted net income.....................................................       $74,024       $66,328       $39,116
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Average number of common shares outstanding.............................    18,854,789    17,708,733    17,603,372
Add:
Assumed exercise of dilutive stock options(1)...........................       242,125       424,524       429,897
Assumed conversion of convertible debentures(2).........................     2,020,202     2,020,202     2,020,202
                                                                          ------------  ------------  ------------
Common stock and common stock equivalents outstanding...................    21,117,116    20,153,459    20,053,471
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Fully diluted earnings per share........................................         $3.51         $3.29         $1.95
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

------------------------

(1) Computed utilizing the higher of ending or average market price of the common stock for the period.

(2) Reflects the assumed conversion of the Company's 5.25% Convertible Subordinated Debentures due 2002.